EXHIBIT 8.3

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FPS FRITZE PAUL SCHMITT               SEELIG & PREU, BOHLIG
Rechtsanwalte Notare                  Rechtsanwalte, Wirtschaftsprufer,
Eschersheimer Landstrasse 27          Steuerberater
60322 Frankfurt am Main               Seestr.13
Germany                               80802 Munchen
                                      Germany
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ON TRACK INNOVATIONS LTD.
Z.H.R. Industrial Zone
P.O.Box 32
Rosh Pina
12000 Israel




                                                                November 7, 2002


Ladies and Gentlemen:


     We have acted as German counsel for On Track Innovations Ltd., an Israeli company (the "Company"), in connection with the filing of the Company's Registration Statement on Form F-1 (Reg. No 333-90496) (the "Registration Statement") with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 699,884 ordinary shares, nominal value NIS 0.1, of the Company, are expected to be sold by selling shareholders (the "Shares"). We are herewith rendering our opinion concerning the principal German tax consequences regarding the issuance of the Shares. In connection therewith, we reviewed a copy of the Registration Statement relating to the Shares.



     Our opinion is based solely on the German Income Tax Law Einkommensteuergesetz), the German Corporation Tax Law Korperschaftsteuergesetz), each as amended, and such other German legislation mentioned in the Registration Statement under the caption "German Taxation Considerations", the regulations issued thereunder, and administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof. We have assumed that the operative documents for the shares described in the prospectus forming a part of the Registration Statement to which this opinion is filed as an exhibit will be performed in accordance with the terms described therein. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed proper upon written or oral statements of officers and other representatives of the Company.


     In giving the opinion expressed herein, no opinion is expressed as to the law of any jurisdiction other than the Federal Republic of Germany. Based on the foregoing and subject to the assumptions, qualifications, and limitations contained therein, we are of the opinion that the statements in the Registration Statement under the caption "German Taxation Considerations", to the extent that they describe matters of German income tax law or legal conclusions with respect thereto, are correct in all material respects.

     We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement and the reference to us under the caption "German
Taxation Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
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                                                   FPS/S&PB Legal Opinion Page 2


     This opinion is intended solely for the benefit and use of the Company and the holders of the shares offered to them pursuant to the offering under the prospectus made part of the Registration Statement and may not be used, released, quoted or relied upon or referred to, by anyone else for any purpose (other than required by law) without our prior written consent in each instance. This opinion is rendered as of the date hereof and is limited by the facts, circumstances, and laws in effect on such date and we undertake no obligation to update our opinion or to advise you with respect to any changes herein.


                                    Sincerely,

                                    FPS Fritze Paul Schmitt
                                    Rechtsanwalte Notare


                                    /s/ FPS Fritze Paul Schmitt
                                    ------------------------------



                                    Seelig & Preu, Bohlig
                                    Rechtsanwalte, Wirtschaftsprufer,
                                    Steuerberater


                                    /s/ Seelig & Preu, Bohlig
                                    ------------------------------